Electronic Articles of Incorporation
For

P12000010597
FILED
January 31, 2012
Sec. Of State
jahickman

ION-3 CORPORATION

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

ION-3 CORPORATION

Article II

The principal place of business address:

1460 NORTHEAST 57TH COURT
FORT LAUDERDALE, FL. US 33334

The mailing address of the corporation is:

1460 NORTHEAST 57TH COURT
FORT LAUDERDALE, FL. US 33334

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

100,000 SHARES W/PAR OF $0.001 PER SHARE

Article V

The name and Florida street address of the registered agent is:

BYRON G ELLISON
1460 NORTHEAST 57TH COURT
FORT LAUDERDALE, FL. 33334

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: BYRON G. ELLISON

P12000010597
FILED
January 31, 2012
Sec. Of State
jahickman

Article VI

The name and address of the incorporator is:

BYRON ELLISON
1460 NORTHEAST 57TH COURT

FORT LAUDERDALE, FL 33334

Electronic Signature of Incorporator: BYRON G. ELLISON

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: CEO
BYRON G ELLISON
1460 NORTHEAST 57TH COURT
FORT LAUDERDALE, FL. 33334 US

Title: EVP
SHAWN DURAND
1460 NORTHEAST 57TH COURT
FORT LAUDERDALE, FL. 33334 US

Article VIII

The effective date for this corporation shall be:

01/31/2012